U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2018

INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 618-5243

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
⃞

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (e)    On February 22, 2018, Integer Holdings Corporation (the “Company”) announced that Jeremy Friedman, Chief Operating Officer of the Company, has notified the Company of his intention to retire from the Company on or after December 28, 2018. In connection with this notification, Mr. Friedman and the Company have entered into a letter agreement, dated February 18, 2018, under which they have agreed that (i) certain modifications to Mr. Friedman’s duties and responsibilities, in connection with his pending retirement, will not constitute “good reason” as defined in Mr. Friedman’s employment offer letter dated October 7, 2016 (the “Offer Letter”); (ii) the time-based restricted stock units that were granted to Mr. Friedman under the terms of the Offer Letter will be eligible for accelerated retirement vesting on December 28, 2018 under the terms of the Company’s 2016 Stock Incentive Plan; (iii) upon retirement on or after December 28, 2018, Mr. Friedman will be eligible to receive severance pay as if his employment had been terminated “without cause” under the terms of the Offer Letter on December 28, 2018; and (iv) Mr. Friedman will remain eligible to receive a short term incentive award under the terms of the Company’s short term incentive program for fiscal year 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	February 23, 2018	INTEGER HOLDINGS CORPORATION

		By:	/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, General Counsel & Secretary